UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2012

TRONOX LIMITED

(Exact name of registrant as specified in its charter)

Western Australia, Australia	1-35573	98-1026700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Stamford Plaza

263 Tresser Boulevard, Suite 1100

Stamford, Connecticut 06901

(Address of principal executive offices, including Zip Code)

(203) 705-3800

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information under Item 5.02(e) below is incorporated by reference to this Item.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On September 30, 2012, Tronox Limited (the “Company”) entered into a Separation Letter Agreement (the “Agreement”) with Robert C. Gibney, former Senior Vice President and Chief Administrative Officer of the Company. Mr. Gibney’s resignation from the Company was effective on September 29, 2012 (the “Separation Date”).

Pursuant to the Agreement, among other things, (i) Mr. Gibney’s departure is a voluntary departure under his existing employment agreement, (ii) he will receive severance in the amount of $650,000 payable biweekly over the 365 days following the Separation Date; and (iii) he and his dependants will receive health benefits through September 30, 2012. As of the Separation Date, 7,500 shares of restricted stock shall immediately vest and all remaining unvested awards will be immediately forfeited and cancelled without any consideration being paid therefor and otherwise without any further action of the Company whatsoever.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2012

TRONOX LIMITED

By:	/s/ Michael J. Foster

Michael J. Foster
Senior Vice President - General Counsel and Secretary

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